Exhibit 32.1

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of St. Lawrence Seaway Corporation (the “Company”) on Form 10-Q for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard Zimmerman, Principal Executive Officer and Principal Financial Officer certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 4, 2009

Bernard Zimmerman Chairman of the Board, President, Principal Executive Officer and Principal Financial Officer